Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	Avista Acquisition, LLC

Address of Joint Filer:	c/o Avista Healthcare Public Acquisition Corp. 65 East 55th Street
18th Floor
New York, NY 10022

Relationship of Joint Filer to Issuer:	10% Owner

Issuer Name and Ticker or Trading Symbol:	Avista Healthcare Public Acquisition Corp. [AHPA]

Date of Event Requiring Statement:
(Month/Day/Year):	11/25/2016

Designated Filer:	Avista Acquisition Corp.

Name of Joint Filer:	Thompson Dean

Address of Joint Filer:	c/o Avista Healthcare Public Acquisition Corp. 65 East 55th Street
18th Floor
New York, NY 10022

Relationship of Joint Filer to Issuer:	Director; 10% Owner; Officer (Executive Chairman)

Issuer Name and Ticker or Trading Symbol:	Avista Healthcare Public Acquisition Corp. [AHPA]

Date of Event Requiring Statement:
(Month/Day/Year):	11/25/2016

Designated Filer:	Avista Acquisition Corp.

Name of Joint Filer:	David Burghstahler

Address of Joint Filer:	c/o Avista Healthcare Public Acquisition Corp. 65 East 55th Street
18th Floor
New York, NY 10022

Relationship of Joint Filer to Issuer:	Director; 10% Owner; Officer (President and Chief Executive Officer)

Issuer Name and Ticker or Trading Symbol:	Avista Healthcare Public Acquisition Corp. [AHPA]

Date of Event Requiring Statement:
(Month/Day/Year):	11/25/2016

Designated Filer:	Avista Acquisition Corp.